As filed with the Securities and Exchange Commission on July 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1069060
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1260 Red Fox Road

Arden Hills, MN 55112

(651) 636-9770

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Scott Longval, Chief Financial Officer

c/o IntriCon Corporation

1260 Red Fox Road

Arden Hills, MN 55112

(651) 636-9770

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Francis E. Dehel, Esq.

Melissa Palat Murawsky, Esq.

Blank Rome LLP

One Logan Square

130 North 18th Street

Philadelphia, Pennsylvania 19103

Telephone: (215) 569-5500

Facsimile: (215) 569-5555

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1) (2) (3)	Amount of registration fee (1) (4)
Common Stock, par value $1.00 per share	—	—
Preferred Stock, par value $1.00 per share	—	—
Depositary Shares	—	—
Warrants to Purchase Shares of Common Stock, Shares of Preferred Stock or Depositary Shares	—	—
Subscription Rights to Purchase Shares of Common Stock, Shares of Preferred Stock or Depositary Shares	—	—
Share Purchase Contracts	—	—
Share Purchase Units	—	—
Units	—	—
Total:	$125,000,000	$11,828

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The registrant is hereby registering such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered at indeterminate prices, with a total aggregate principal amount or initial purchase price not to exceed $125.0 million (comprised of newly registered securities and securities carried over from a prior registration statement, as discussed in footnote (3)). Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately or in combination with other securities registered hereby.

(2)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities or that are issued in units or represented by depositary shares or subscription rights. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant’s registration statement (File No. 333-224723) filed on May 7, 2018 and subsequently declared effective (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number or amount, as the case may be, of the registrant’s common stock, preferred stock, depositary shares, warrants, subscription rights, share purchase contracts, share purchase units and units, having an aggregate total principal amount or initial purchase price of $30.0 million, all of which remain unsold as of the date of filing of this registration statement (the “Unsold Securities”). The registrant has determined to include in this registration statement the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $3,735 relating to the Unsold Securities under the Prior Registration Statement will continue to be applied to the Unsold Securities registered pursuant to this registration statement. The registrant is also registering new securities on this registration statement with an aggregate total principal amount or initial purchase price of $95.0 million (the “New Securities”), which aggregate offering price is not specified as to each class of security (see footnote (1)). To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)	No additional registration fee is payable in connection with the Unsold Securities (see footnote (3)). The registration fee payable in connection with the New Securities has been calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 25, 2018

PROSPECTUS

$125,000,000

INTRICON CORPORATION

Common Stock, Preferred Stock, Depositary Shares

Warrants to Purchase Common Stock, Preferred Stock or Depositary Shares

Subscription Rights to Purchase Common Stock, Preferred Stock or Depositary Shares

Share Purchase Contracts

Share Purchase Units

Units

We may offer from time to time securities described in this prospectus separately or together in any combination. We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $125.0 million. These securities may be convertible into or exchangeable for our other securities.

This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our securities.

We may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of underwriters, dealers or agents, if any, involved in the offering and any applicable discounts or commissions payable to them. Net proceeds from the sale of the securities will also be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the NASDAQ Global Market under the symbol “IIN.” On July 23, 2018, the reported last sale price of our common stock was $50.05 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.” Under this shelf registration statement, we are registering the securities described in this prospectus with a total aggregate principal amount or initial purchase price not to exceed $125.0 million. We may, from time to time, offer and sell such securities, or any combination of such securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

Unless the context requires otherwise or unless otherwise indicated, (i) all references to “IntriCon,” “Company,” “we,” “our,” or “us” refer collectively to IntriCon Corporation and its consolidated subsidiaries; and (ii) all references to “common shares” refer to shares of our common stock and all references to “preferred stock” refer to shares of our preferred stock.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

INTRICON

We are an international company engaged in designing, developing, engineering, manufacturing and distributing body-worn devices. We serve the body-worn device market by designing, developing, engineering, manufacturing and distributing micro-miniature products, microelectronics, micro-mechanical assemblies, complete assemblies and software solutions, primarily for the emerging value based hearing healthcare market (which includes the hearing health direct to consumer market), the hearing health market, the medical bio-telemetry market and the professional audio communication market.

Our executive offices are located at 1260 Red Fox Road, Arden Hills, MN 55112, and our telephone number at that address is (651) 636-9770.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment in these securities. Please also refer to section below entitled “Cautionary Statement Relating to Forward-Looking Statements” for additional information related to risk factors that we may face.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov. Information about us is also available on our website at http://www.intricon.com. The information contained on or linked to our website is not part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC rules allow us to incorporate by reference information in this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC. Information that we file with the SEC in the future automatically will update and supersede, where applicable, the information contained in this prospectus and in the documents previously filed with the SEC and incorporated by reference into this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 1-05005) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with SEC rules):

(a)       our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(b)       all other reports filed by us with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2017; and

(c)       the description of our common stock which is incorporated by reference to our Form 8-A filed with the SEC on December 28, 2007.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

We will provide, without charge, to each person to whom this prospectus is delivered, upon the written or oral request by such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to:

Scott Longval, Chief Financial Officer

c/o IntriCon Corporation

1260 Red Fox Road

Arden Hills, MN 55112

(651) 636-9770

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

Certain oral statements made by our management from time to time and some of the statements in this prospectus, the documents incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act, which are intended to be covered by the safe harbors created by those provisions. All statements, other than statements of historical fact, that discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future,” “discussions,” “if” and similar expressions, and the negative thereof, typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about our business.

These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from what is expressed or implied by these forward-looking statements. Factors that could cause actual results to differ from those anticipated include, but are not limited to:

●	our ability to successfully implement our business and growth strategy;

●	risks arising in connection with the insolvency of our former subsidiary, Selas SAS, and potential liabilities and actions arising in connection with that insolvency;

●	the volume and timing of orders received by us, particularly from Medtronic and hi HealthInnovations;

●	changes in our estimated future cash flows;

●	our ability to collect our accounts receivable;

●	foreign currency movements in markets that we serve;

●	changes in the global economy and financial markets;

●	weakening demand for our products due to general economic conditions;

●	changes in the mix of products sold;

●	our ability to meet demand;

●	changes in customer requirements;

●	timing and extent of research and development expenses;

●	FDA approval, timely release and acceptance of our products and the products of our customers;

●	competitive pricing pressures;

●	pending and potential future litigation;

●	cost and availability of electronic components and commodities for our products;

●	our ability to create and market products in a timely manner and develop products that are inexpensive to manufacture;

●	our ability to comply with covenants in our debt agreements or to obtain waivers if we do not comply;

●	our ability to repay debt when it comes due;

●	our ability to obtain extensions of our current credit facility or a new credit facility;

●	the loss of one or more of our major customers;

●	our ability to identify, complete and integrate acquisitions;

●	effects of legislation;

●	effects of foreign operations;

●	our ability to develop new products;

●	our ability to recruit and retain engineering and technical personnel;

●	the costs and risks associated with research and development investments;

●	the recent recessions in Europe and the debt crisis in certain countries in the European Union;

●	our ability and the ability of our customers to protect intellectual property;

●	cybersecurity threats;

●	loss of members of our senior management team; and

●	other risk factors set forth in our most recent Annual Report on Form 10-K or any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, and referenced in this prospectus or the applicable prospectus supplement.

Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Except as required under the Federal securities laws and rules and regulations of the SEC, we undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY SELL

Capital Stock

The following description of our capital stock includes a summary of certain provisions of applicable Pennsylvania law, our articles of incorporation and bylaws. The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Pennsylvania law and the provisions of our articles of incorporation, bylaws and any applicable certificates of designation, which have been or will be filed with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

General

If the prospectus supplement so provides, offered securities may be convertible into, exchangeable for or exercisable for shares of our capital stock. As described under “Description of Securities We May Sell—Depositary Shares”, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

Authorized Capitalization

As of July 23, 2018, our authorized capital stock consisted of (i) 20,000,000 shares of common stock, par value $1.00 per share, of which 7,146,243 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which none was issued and outstanding.

Common Stock

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any then outstanding preferred stock.

Dividend Rights.

The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock outstanding at the time.

Voting Rights.

Subject to the rights specifically granted to holders of any then outstanding preferred stock, our common shareholders are entitled to vote together as a class on all matters submitted to a vote of our shareholders, including the election of directors. Each share of common stock entitles the holder thereof to one vote on each matter to come before the shareholders, except as otherwise provided in our articles of incorporation or by law. Holders of our common stock do not have cumulative voting rights with respect to the election of directors.

No Pre-emptive or Other Rights.

Holders of common stock are not entitled to pre-emptive, subscription, conversion or redemption rights.

Right to Receive Liquidation Distributions.

Upon our dissolution or liquidation, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.

Preferred Stock

Our board of directors may from time to time authorize the issuance of one or more series of preferred stock without shareholder approval. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to, among other things, issue shares of preferred stock in one or more series and to fix or change the determination of the voting rights, designations, preferences, limitations, special and relative rights of the shares of any class or series of the preferred stock. The authority of the board with respect to each class or series of preferred stock includes, but is not limited to, the determination of the following:

●	the number of shares constituting that class or series and the distinctive designation of that class or series;

●	the dividend rate on the shares of that class or series, whether the preferred stock will also be entitled to any participating or other dividends and whether dividends shall be cumulative, and, if so, from which date or dates;

●	whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms and conditions of such voting rights;

●	whether the shares shall be convertible into, or exchangeable for, any other shares of our stock or other securities and, if so, the terms and conditions of such conversion or exchange, including the conversion or exchange price or prices or rate or rates, provisions for any adjustment of the conversion or exchange prices or rates, and whether the shares shall be convertible or exchangeable at the option of the holder or us, or both, or upon the happening of a specified event or events;

●	whether the shares shall be redeemable and, if so, the terms and conditions, if any, upon which they may be redeemed, including the date or dates or event or events upon or after which they shall be redeemable, the cash, property or rights (including our securities or of an entity or entities other than us) for which they may be redeemed, whether they shall be redeemable at the option of the holder or us, or both, or upon the happening of a specified event or events and the amount or rate of cash, property or rights per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, including provisions for any adjustment of the redemption prices or rates;

●	whether the shares shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

●	the rights of the holders of the shares in the event of our voluntary or involuntary liquidation, dissolution, winding up or distribution of our assets;

●	whether the shares shall have priority over or parity with or be junior to the shares of any other series or class in any respect or shall be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or distributions or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

●	subject to the provisions of the next paragraph, any other preferences, qualifications, limitations, restrictions and relative or special rights or such series.

In the resolution or resolutions authorizing a new series of preferred stock, our board of directors may provide for such additional rights, and with respect to rights as to dividends, redemption and liquidation, such relative preferences between shares of different series, as are consistent with the rights of all outstanding shares of previously established series, and with all provisions of our articles of incorporation, but in the resolution or resolutions authorizing a new series of preferred stock our board of directors may provide that such series shall have a preference over outstanding preferred stock of any previously created series with respect to rights as to dividends, redemption and liquidation only to the extent that the resolution or resolutions of the board of directors authorizing such previously created series expressly so permits.

We will describe any the terms of any class of preferred stock authorized by our board of directors in the applicable prospectus supplement.

The issuance of such preferred stock may adversely affect the rights of holders of our common stock by, among other things:

●	restricting the payment of dividends on our common stock;

●	diluting the voting power of our common stock;

●	reducing the amount of assets remaining for payment to holders of shares in the event of a liquidation of assets or otherwise impairing the liquidation rights of our common stock;

●	delaying or preventing a change in control without further action by the shareholders; or

●	decreasing the market price of our common stock.

One of the effects of undesignated preferred stock whose terms may be set by the board of directors may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise.

Anti-Takeover Considerations and Special Provisions of the Articles of Incorporation, Bylaws and Pennsylvania Law

Our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of us. In addition, certain provisions of Pennsylvania law may have a similar effect.

Preferred Stock

Our ability to issue preferred shares in the future having terms established by the board of directors without shareholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock. As noted above, one of the effects of undesignated preferred stock whose terms may be set by the board of directors may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise.

Classified Board of Directors

Our bylaws provide that our directors be classified into three classes, as nearly equal in number as possible, with one class being elected each year. Each director holds office for a term of three years until his or her successor is duly elected and qualified unless his or her term ends earlier due to death, resignation or removal. Any director or the entire board of directors may be removed only for cause and only upon the affirmative vote of two-thirds of all of the shares outstanding and entitled to vote; provided that the board of directors retains the right conferred by Pennsylvania corporate law to declare vacant the office of a director for reasons specified therein.

Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Removal of Directors

Our directors may be removed only for cause and only upon the affirmative vote of the holders of at least two-thirds of all of the shares of common stock outstanding and entitled to vote. This provision could also discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Amendment to Articles of Incorporation and Bylaws

Under the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the “BCL,” shareholders may not propose an amendment to our articles of incorporation.

Our bylaws provide that the affirmative vote of the holders of at least two-thirds of our voting stock then outstanding, voting together as a single class, is required to amend or repeal provisions of our bylaws relating to a classified board or the removal of a director or the entire board of directors. Except for such provision, our bylaws generally may be amended by our board or by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, at a meeting at which a quorum is present, though such a majority be less than a majority of all of the shares entitled to vote thereon.

Special Meetings

Under the BCL, special meetings of shareholders may be called only by the board of directors. This provision may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by our board.

Advance Notice Procedures

Our bylaws require our shareholders to provide advance notice if they wish to submit a proposal or nominate candidates for director at a meeting of shareholders. These procedures provide that notice of shareholder proposals and shareholder nominations for the election of directors at a meeting of shareholders must be made in writing and received by our secretary, in the case of proposals, or the chairman of the nominating committee, in the case of director nominations, at our principal executive offices, in the case of an annual meeting, no later than the date upon which shareholder proposals must be submitted to us for inclusion in our proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and, in the case of a special meeting, the earlier of (a) 30 days prior to the printing of our proxy materials or information statement with respect to such meeting or (b) if no proxy materials or information statement are being distributed to shareholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to shareholders. Each nomination or proposal must set forth:

●	the name and address of the shareholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal;

●	a representation that the shareholder is a holder of record, and/or beneficial owner, of the voting stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted;

●	a description of all arrangements and understandings between the shareholder and each nominee or any other person or persons pursuant to which the nomination was made, or the proposal was submitted, by the shareholder;

●	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the nominating committee; and

●	the consent of each nominee to serve as a director, if so elected.

Pennsylvania Anti-Takeover Provisions

The BCL includes certain provisions that may have an anti-takeover effect, including the following:

●	a director of a classified board may be removed by shareholders only for cause;

●	shareholders of “registered corporations,” such as IntriCon, are not entitled to call special meetings of the shareholders;

●	actions by shareholders of registered corporations without a meeting must receive the unanimous written consent of all shareholders; and

●	shareholders of registered corporations are not entitled to propose amendments to the articles of incorporation.

In addition, under the BCL, subject to certain exceptions, a business combination between a Pennsylvania corporation and a person owning 20% or more of such corporation’s voting stock, or an “interested person,” may be accomplished only if:

●	the business combination is approved by the corporation’s directors prior to the date on which such person acquired 20% or more of such stock, or if the board approved such person’s acquisition of 20% or more of such stock, prior to such acquisition;

●	the business combination is approved by the vote of shareholders entitled to cast a majority of votes that all shareholders would be entitled to cast in an election of directors (excluding shares held by the interested person), if the interested person owns shares entitled to cast at least 80% of the votes all shareholders would otherwise be entitled to cast in the election of directors, which vote may occur no earlier than three months after the interested person acquired its 80% ownership, and the consideration received by shareholders in the business combination satisfies certain minimum conditions;

●	the business combination is approved by the affirmative vote of all outstanding shares of common stock;

●	the business combination is approved by the vote of shareholders entitled to cast a majority of the votes that all shareholders would be entitled to cast in the election of directors (excluding shares held by the interested person), which vote may occur no earlier than five years after the interested person became an interested person; or

●	the business combination is approved at a shareholders’ meeting called for such purpose no earlier than five years after the interested person became an interested person, and the consideration received by shareholders in the business combination satisfies certain minimum conditions.

A corporation may exempt itself from this provision by an amendment to its articles of incorporation that requires shareholder approval. Our articles of incorporation do not provide an exemption from this provision. Pennsylvania has also adopted other anti-takeover legislation from which we have elected to exempt our company in our bylaws.

The BCL also expressly permits directors of a corporation to consider the interests of constituencies other than shareholders, such as employees, suppliers, customers, creditors and the community, in discharging their duties. The BCL provides, among other things, that directors need not, in their consideration of the best interests of the corporation, consider any particular constituency’s interest, including the interests of shareholders, as the dominant or controlling interest. Further, the BCL expressly provides that directors do not violate their fiduciary duty solely by relying on poison pills or anti-takeover provisions of the BCL.

The existence of the foregoing provisions of our articles of incorporation and bylaws and the BCL may have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by shareholders.

Limitations on Liability and Indemnification of Officers and Directors

Articles of Incorporation/Bylaws

As permitted by the BCL, our bylaws provide that a director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that the director breached or failed to perform the duties of the director’s office, as required by the applicable provisions of the BCL, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Our bylaws also require us to indemnify any person who was or is a party (other than a party plaintiff suing in his own behalf or in the right of the Company) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or is or was serving while our director or officer at our request as a director, officer, employee, agent fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Our bylaws provide that expenses actually and reasonably incurred by our officer or director in defending a civil or criminal action, suit or proceeding described in the preceding paragraph shall be paid by us in advance of the final disposition of such action, suit or proceeding (regardless of the financial condition of such director or officer) upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by us.

Our bylaws also state that the indemnification provided for therein is not exclusive of any other rights persons seeking indemnification might have, including under any insurance arrangements.

Liability Insurance

We have obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to us and our shareholders, in the amount of $10.0 million.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or our controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock trades on the NASDAQ Global Market under the symbol “IIN”.

Depositary Shares

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement and form of depositary receipt that will be filed with the SEC in connection with the offering of such depositary shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any depositary shares offered by us will be described in the applicable prospectus supplement. To the extent the terms of the depositary shares described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue depositary shares representing fractional interests in preferred stock of any class or series. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the series of preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In this event, the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any shares of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any shares of preferred stock underlying the depositary shares are subject to provisions relating to their conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If shares of preferred stock underlying the depositary shares are subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary as a result of the redemption, in whole or in part, of the shares of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying that depositary share. Whenever we redeem shares of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the shares of preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the shares of preferred stock.

Warrants

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement and warrant certificates that will be filed with the SEC in connection with the offering of such warrants. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any warrants offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue warrants to purchase common stock, preferred stock or depositary shares. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that is a bank or trust company. Warrants will be represented by warrant certificates.

The terms of warrants described in the applicable prospectus supplement may include the following:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

●	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of certain U.S. federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares, preferred stock or depositary shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

Subscription Rights

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the subscription rights agreement and the subscription rights certificate that will be filed with the SEC in connection with the offering of such subscription rights. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any subscription rights offered by us will be described in the applicable prospectus supplement. To the extent the terms of the subscription rights described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue subscription rights to purchase common stock, preferred stock or depositary shares. We will issue subscription rights under a subscription rights agreement and subscription rights will be represented by subscription rights certificates.

The terms of subscription rights described in the applicable prospectus supplement may include the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock, preferred stock or depositary shares upon the exercise of the subscription rights;

●	the number of subscription rights issued;

●	the number and terms of the shares of common stock or shares of preferred stock or depositary shares;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder to purchase such number of common shares, preferred stock or depositary shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any subscription rights is to be paid. Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of subscription rights will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any distributions, if any, on our shares.

Share Purchase Contracts and Share Purchase Units

The following summary of certain provisions of the share purchase contracts and share purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the share purchase contract, share purchase unit agreement, pledge agreement or depositary agreement, as applicable, that will be filed with the SEC in connection with the offering of such securities. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any share purchase contracts and share purchase units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the share purchase contracts and share purchase units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and either shares of preferred stock, depositary shares, debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original share purchase contract.

Units

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of the units. See “Where You Can Find More Information” for information on how to obtain copies of this document. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which the underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; or

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to compliance with applicable NASDAQ continued listing requirements. We may elect to list any series on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

VALIDITY OF SECURITIES

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon by Blank Rome LLP. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as set forth in their reports therein. Such consolidated financial statements and schedule are incorporated by reference herein in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate (except in the case of SEC registration fees) of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered. All costs and expenses set forth below shall be borne by IntriCon Corporation (the “Company”).

Item	Amount to be Paid
SEC registration fees	$11,828
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
FINRA filing fee		(1)
Printing fees		(1)
Transfer Agent, Registrar, Trustee and Depositary fees		(1)
Miscellaneous		(1)
Total		$(1)

(1) These fees are calculated based on the number of issuances and/or amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Sections 1741 through 1750 of Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is, or is threatened to be made, a party by reason of the person’s being a director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any such action or proceeding.

Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if such a quorum is not obtainable, or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders.

Section 1745 provides that expenses (including attorney’s fees) incurred by an officer or director in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Chapter 17, Subchapter D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by such person as an officer or director, whether or not the corporation would have the power to indemnify such person against the liability under Chapter 17, Subchapter D of the BCL.

Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Chapter 17, Subchapter D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans, respectively.

Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Chapter 17, Subchapter D of the BCL, shall, unless otherwise provided when authorized or ratified, continue to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

As permitted by Pennsylvania corporation law, Section 2.09 of the Company’s Amended and Restated By-Laws (the “Bylaws”) provides that a director of the Company shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that the director breached or failed to perform the duties of the director’s office, as required by the applicable provisions of the BCL, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The Bylaws also require the Company to indemnify any person who was or is a party (other than a party plaintiff suing in his own behalf or in the right of the Company) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Bylaws provide that expenses actually and reasonably incurred by an officer or director of the Company in defending a civil or criminal action, suit or proceeding described in the preceding paragraph shall be paid by the Company in advance of the final disposition of such action, suit or proceeding (regardless of the financial condition of such director or officer) upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Company.

The Bylaws also state that the indemnification provided for therein is not exclusive of any other rights persons seeking indemnification might have, including under any insurance arrangements. The Company has obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to the Company and its shareholders, in the amount of $10.0 million.

Item 16. Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth in the Exhibit Index below and is incorporated into this Item 16 by reference.

Item 17. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That for the purpose of determining liability under the Securities Act to any purchaser:

(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    If and when applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)   If and when applicable, the undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)   The undersigned registrant hereby undertakes:

(1)      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)  If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for any securities registered hereby.*

3.1	Amended and Restated Articles of Incorporation, as amended. (Incorporated by reference from the Company’s current report on Form 8-K filed with the Commission on April 28, 2008).

3.2	Amended and Restated By-Laws. (Incorporated by reference from the Company’s current report on Form 8-K filed with the Commission on October 12, 2007).

4.1	Specimen Common Stock Certificate. (Incorporated by reference from the Company’s Registration Statement on Form S-3, Registration No. 333-200182, filed with the Commission on November 13, 2014).

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Preferred Stock Resolutions.*

4.4	Form of Deposit Agreement (including form of Depositary Receipt).*

4.5	Form of Warrant Agreement (including form of Warrant Certificate).*

4.6	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*

4.7	Form of Share Purchase Contract Agreement.*

4.8	Form of Share Purchase Unit Agreement.*

4.9	Form of Pledge Agreement.*

4.10	Form of Depositary Agreement.*

4.11	Form of Remarketing Agreement.*

4.12	Form of Unit.*

4.13	Form of Unit Agreement.*

5.1	Opinion of Blank Rome LLP. (Filed herewith).

23.1	Consent of Baker Tilly Virchow Krause, LLP. (Filed herewith).

23.2	Consent of Blank Rome LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arden Hills, State of Minnesota, on the 25th day of July, 2018.

INTRICON CORPORATION

By:	/s/ Mark S. Gorder
Name: Mark S. Gorder
Title: President and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints and hereby authorizes Mark S. Gorder and Scott Longval, and each of them individually, such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, including pre-effective and post-effective amendments, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Michael J. McKenna	Chairman of the Board	July 25, 2018
Michael J. McKenna

/s/ Nicholas A. Giordano	Director	July 25, 2018
Nicholas A. Giordano

/s/ Robert N. Masucci	Director	July 25, 2018
Robert N. Masucci

/s/ Philip I. Smith	Director	July 25, 2018
Philip I. Smith

/s/ Mark S. Gorder	President and Chief Executive Officer	July 25, 2018
Mark S. Gorder	(Principal Executive Officer) and Director

/s/ Scott Longval	Chief Financial Officer (Principal Financial	July 25, 2018
Scott Longval	Officer and Principal Accounting Officer)